UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2026

CAVA Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41721	47-3426661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14 Ridge Square NW, Suite 500
Washington, DC 20016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 400-2920
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 20, 2026, CAVA Group, Inc. (the “Company”), the other loan parties party thereto, the financial institutions listed on the signature pages thereto and JP Morgan Chase Bank, N.A. as administrative agent (“Administrative Agent”), entered into Amendment No. 3 (the “Third Amendment”) to the Credit Agreement, dated March 11, 2022, by and among the Company, the lenders from time to time party thereto (the “Lenders”) and Administrative Agent (as amended, the "Credit Facility").
The Third Amendment, among other things, extends the maturity date of the Credit Facility from March 11, 2027 to March 20, 2031 and increases the aggregate amount of revolving commitments from $75 million to $150 million.
Borrowings under the Credit Facility will bear interest at a rate equal to, at the Company’s option, either (i) a base rate plus an applicable margin of 0.00% to 1.25% per annum or (ii) Term SOFR plus an applicable margin of 1.00% to 2.25% per annum, in each case based on the Company’s Total Rent Adjusted Net Leverage Ratio (as defined in the Credit Facility).
The Credit Facility is unconditionally guaranteed by the Company’s domestic restricted subsidiaries other than certain excluded subsidiaries. Subject to certain exceptions, the Credit Facility is secured by a first-priority security interest in substantially all of the assets of the Company and the guarantors and a first-priority pledge of the capital stock of each subsidiary guarantor.
The Credit Facility includes customary representations and warranties, affirmative and negative covenants, including limitations on incurring additional indebtedness, the creation of liens, making dividend payments, payments of other indebtedness and investments, and entering into transactions with affiliates, and events of default. If an event of default occurs under the Credit Agreement, the Lenders may terminate the commitments, accelerate all outstanding loans (together with accrued interest, fees and other obligations) and require cash collateralization of outstanding letters of credit.
The above description of the terms of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” above is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 3 to the Credit Agreement, dated as of March 20, 2026, by and among CAVA Group, Inc., the other loan parties thereto, the financial institutions listed on the signature pages thereto and JPMorgan Chase Bank, N.A.,as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2026	CAVA Group, Inc.

	By:	/s/ Tricia Tolivar
	Name:	Tricia Tolivar
	Title:	Chief Financial Officer